Exhibit 32.1
Certificate Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes Oxley Act of 2002
In connection with Arlington Tankers Ltd.’s (the “Company”) quarterly report on Form 10-Q for the three months ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Edward Terino, Chief Executive Officer and Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2008	/s/ EDWARD TERINO
	Name:	Edward Terino
	Title:	Chief Executive Officer and Chief Financial Officer